 Tortoise Capital Resources Corp. Releases Fiscal 2009 Results

  LEAWOOD, Kan. - Feb. 16, 2010 - Tortoise Capital Resources Corp. (NYSE: TTO) (the company) today announced its financial results for the fiscal year ended Nov. 30, 2009, in its Annual Report on Form 10-K filed Feb. 16,  2010.

  Recent Highlights

●	Net assets of $84.3 million, or $9.29 per share, as of Nov. 30, 2009
●	Total assets of $89.5 million as of Nov. 30, 2009
●	Distributable cash flow (DCF) of $5.9 million for the fiscal year ended Nov. 30, 2009
●	First quarter distribution of $0.13 per share to be paid Mar. 1, 2010
●	Mowood, LLC (Mowood) closes on sale of its subsidiary Timberline Energy, LLC (Timberline) on Feb. 9, 2010

Performance Review

On Feb. 9, 2010, the company announced a first quarter 2010 distribution of $0.13 per common share to be paid on Mar. 1, 2010, the same amount paid in the preceding quarter. The company determines the amount of distributions paid to stockholders based on distributable cash flow (DCF) which is distributions received from investments less total expenses. There were no distribution increases or decreases from portfolio companies for the first quarter 2010.

Leverage

On Aug. 20, 2009, the company entered into a six-month extension of its amended credit facility through Feb. 20, 2010. The balance outstanding on the credit facility at Nov. 30, 2009 was $4.6 million. On Feb. 10, 2010, the company fully repaid the outstanding balance on its credit facility utilizing distribution proceeds it received from Mowood's sale of Timberline.

Net Asset Value

At Nov. 30, 2009, the company's net asset value was $9.29 per share compared to $8.76 per share at Aug. 31, 2009 and $9.96 per share at Nov. 30, 2008. The increase in net asset value in the fourth quarter was primarily related to an overall increase in the fair value of the private investments. The year-over-year decrease in net asset value was primarily the result of significant deleveraging to pay down the credit facility, as well as the decline of values in the broader market during the first part of 2009.

Portfolio Review

As of Nov. 30, 2009, the fair value of the company's investment portfolio (excluding short-term investments) totaled $82.5 million, including equity investments of $73.7 million and debt investments of $8.8 million. The portfolio consists of 61 percent midstream and downstream investments, 7 percent upstream investments, and 32 percent in aggregates and coal. The weighted average yield-to-cost on the investment portfolio (excluding short-term investments) as of Nov. 30, 2009 was 6.9 percent.

On Feb. 9, 2010, Mowood closed the sale of its wholly owned subsidiary, Timberline, to Landfill Energy Systems, LLC. Timberline is an owner and developer of projects that convert landfill gas to energy. Mowood will continue its ownership and operation of Omega Pipeline Company, LLC (Omega), a local distribution company which serves the natural gas and propane needs of Fort Leonard Wood and other customers in south central Missouri. The company received a partial distribution of proceeds in the amount of $3.8 million (out of an expected total of approximately $9.0 million), which it used to pay off the outstanding balance on its credit facility. The company intends to invest the remaining $5.2 million of the expected initial proceeds according to stated investment policies, which may include a potential investment in Omega to facilitate growth and investments in publicly-traded securities. Over the next two years, the company could receive additional proceeds of up to $2.4 million, based on contingent and escrow terms. The company expects the immediate impact of the transaction to be neutral to its distributable cash flow.

On Feb. 8, 2010, Quest Resource Corporation (NASDAQ: QRCP) and Quest Energy Partners, L.P. (NASDAQ: QELP) announced the Securities and Exchange Commission (SEC) declared the Registration Statement of PostRock Energy Corporation on Form S-4 effective. The Form S-4 registers with the SEC PostRock's common stock to be issued in connection with the pending merger of QRCP, QELP, and Quest Midstream Partners, L.P into PostRock, a new, publicly-traded corporation that would wholly own all three entities. Shareholders of record as of Feb. 1, 2010 of QRCP and QELP will be entitled to vote upon the merger at shareholder meetings scheduled for Mar. 5, 2010.

In Oct. 2009, Abraxas Energy Partners LP merged with its affiliate, Abraxas Petroleum Corporation (NASDAQ: AXAS). In connection with the merger, the holders of common units of Abraxas exchanged their units into publicly-traded shares of AXAS. The company received 1,946,376 shares of AXAS. These shares are subject to a staggered lock-up period which expires in February 2012.

On Dec. 31, 2009, the company received its expected cash distribution from Lonestar Midstream Partners, LP of approximately $804,000.

Earnings Call

The company will host a conference call at 4 p.m. CDT on Tuesday, Feb. 16, 2010 to discuss its financial results for the fiscal year ended Nov. 30, 2009. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: (866) 225-8754

International: (480) 629-9692

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 6:00 p.m. CDT on Feb. 16, 2010 and continuing until 11:59 p.m. CDT Feb. 23, 2010, by dialing (800) 406-7325 (U.S./Canada). The replay access code is 4187167#. A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through Feb. 16, 2011.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream and coal/aggregate segments, of the U.S. energy infrastructure sector.

About Tortoise Capital Advisors
Tortoise is an investment manager specializing in listed energy infrastructure, such as pipeline and power companies. As of Jan. 31, 2010, the adviser had approximately $3.0 billion of assets under management in five NYSE-listed investment companies and private accounts. For more information, visit our Web site at www.tortoiseadvisors.com.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company's investments, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Contact information:
Tortoise Capital Advisors, LLC
Pam Kearney, Investor Relations, (866) 362-9331, pkearney@tortoiseadvisors.com

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	November 30, 2009	November 30, 2008

Assets
Investments at fair value, control (cost $28,180,070 and $30,418,802, respectively)	$33,458,046	$30,213,280
Investments at fair value, affiliated (cost $52,676,299 and $56,662,500, respectively)	41,658,847	48,016,925
Investments at fair value, non-affiliated (cost $9,568,566 and $49,760,304, respectively)	8,865,047	27,921,025
Total investments (cost $90,424,935 and $136,841,606, respectively)	83,981,940	106,151,230
Income tax receivable	-	212,054
Receivable for Adviser expense reimbursement	49,843	88,925
Interest receivable from control investments	-	76,609
Dividends receivable	87	696
Deferred tax asset, net	5,429,391	5,683,747
Prepaid expenses and other assets	16,792	107,796
Total assets	89,478,053	112,321,057

Liabilities
Base management fees payable to Adviser	299,060	533,552
Accrued expenses and other liabilities	282,408	362,205
Short-term borrowings	4,600,000	22,200,000
Total liabilities	5,181,468	23,095,757
Net assets applicable to common stockholders	$84,296,585	$89,225,300

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at November 30, 2009 and November 30, 2008
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, $0.001 par value; 9,078,090 shares issued and outstanding at November 30, 2009 and 8,962,147 issued and outstanding at
November 30, 2008 (100,000,000 shares authorized)	9,078	8,962
Additional paid-in capital	101,929,307	106,869,132
Accumulated net investment loss, net of income taxes	(3,304,416)	(2,544,267)
Accumulated realized gain (loss), net of income taxes	(14,041,614)	6,364,262
Net unrealized depreciation of investments, net of income taxes	(1,666,470)	(22,843,489)
Net assets applicable to common stockholders	$84,296,585	$89,225,300

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$9.29	$9.96

	Year Ended	Year Ended	Year Ended
Distributable Cash Flow	November 30, 2009	November 30, 2008	November 30, 2007

Total from Investments
Distributions from investments	$7,724,577	$9,688,521	$6,520,432
Distributions paid in stock (1)	-	2,186,767	295,120
Interest income from investments	807,848	1,103,059	921,978
Dividends from money market mutual funds	1,986	18,205	624,385
Other income	61,514	28,987	-
Total from Investments	8,595,925	13,025,539	8,361,915

Operating Expenses Before Leverage Costs
Advisory fees (net of expense reimbursement by Adviser)	1,126,327	1,928,109	1,831,878
Other operating expenses (excluding capital gain incentive fees)	911,779	1,037,624	1,094,677
Total Operating Expenses, before Leverage Costs	2,038,106	2,965,733	2,926,555
Distributable cash flow before leverage costs	6,557,819	10,059,806	5,435,360
Leverage costs	627,707	1,650,926	1,076,171
Distributable Cash Flow	$5,930,112	$8,408,880	$4,359,189

Distributions paid on common stock	$5,582,473	$9,265,351	$5,349,244

Payout percentage for period (2)	94%	110%	123%

DCF/GAAP Reconciliation
Distributable Cash Flow	$5,930,112	$8,408,880	$4,359,189
Adjustments to reconcile to Net Investment Loss, before Income Taxes:
Distributions paid in stock	-	(2,186,767)	(295,120)
Return of capital on distributions received from equity investments	(6,791,394)	(7,894,819)	(5,031,851)
Capital gain incentive fees	-	307,611	(307,611)
Loss on redemption of preferred stock	-	-	(731,713)
Net Investment Loss, before Income Taxes	$(861,282)	$(1,365,095)	$(2,007,106)

(1) Distributions paid in stock for the year ended November 30, 2008 include paid-in-kind distributions from Lonestar Midstream, LP,
High Sierra Energy, LP and High Sierra Energy GP, LLC. Distributions paid in stock for the year ended November 30, 2007 include paid-in-kind distributions from Lonestar Midstream, LP.

(2) Distributions paid as a percentage of Distributable Cash Flow.

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS

	Year Ended November 30, 2009	Year Ended November 30, 2008	Year Ended November 30, 2007
Investment Income
Distributions from investments
Control investments	$2,270,189	$1,576,716	$389,720
Affiliated investments	3,379,159	4,699,082	4,245,481
Non-affiliated investments	2,075,229	3,412,723	1,885,231
Total distributions from investments	7,724,577	9,688,521	6,520,432
Less return of capital on distributions	(6,791,394)	(7,894,819)	(5,031,851)
Net distributions from investments	933,183	1,793,702	1,488,581
Interest income from control investments	807,848	1,103,059	921,978
Dividends from money market mutual funds	1,986	18,205	624,385
Fee income	61,514	-	-
Other income	-	28,987	-
Total Investment Income	1,804,531	2,943,953	3,034,944

Operating Expenses
Base management fees	1,351,593	2,313,731	1,926,059
Capital gain incentive fees (Note 4)	-	(307,611)	307,611
Professional fees	553,856	642,615	727,055
Administrator fees	63,074	107,325	81,002
Directors' fees	90,257	86,406	84,609
Reports to stockholders	61,130	58,943	53,610
Fund accounting fees	31,968	34,546	32,183
Registration fees	31,306	29,668	40,660
Custodian fees and expenses	16,928	17,426	10,174
Stock transfer agent fees	13,506	13,538	13,600
Other expenses	49,754	47,157	51,784
Total Operating Expenses	2,263,372	3,043,744	3,328,347
Interest expense	627,707	1,650,926	847,421
Loss on redemption of preferred stock	-	-	228,750
Preferred stock distributions	-	-	731,713
Total Interest Expense, Loss on Redemption of Preferred Stock
and Preferred Stock Distributions	627,707	1,650,926	1,807,884
Total Expenses	2,891,079	4,694,670	5,136,231
Less expense reimbursement by Adviser	(225,266)	(385,622)	(94,181)
Net Expenses	2,665,813	4,309,048	5,042,050
Net Investment Loss, before Income Taxes	(861,282)	(1,365,095)	(2,007,106)
Current tax benefit (expense)	-	(6,881)	261,667
Deferred tax benefit	101,133	393,483	179,665
Income tax benefit , net	101,133	386,602	441,332
Net Investment Loss	(760,149)	(978,493)	(1,565,774)

Realized and Unrealized Gain (Loss) on Investments
Net realized gain (loss) on investments, before income taxes	(23,120,748)	8,716,197	260,290
Deferred tax benefit (expense)	2,714,872	(2,512,409)	(98,910)
Net realized gain (loss) on investments	(20,405,876)	6,203,788	161,380
Net unrealized appreciation (depreciation) of control investments	5,483,497	(2,976,609)	2,771,088
Net unrealized appreciation (depreciation) of affiliated investments	(2,371,877)	(11,145,652)	2,262,736
Net unrealized appreciation (depreciation) of non-affiliated investments	21,135,760	(27,458,859)	5,528,064
Net unrealized appreciation (depreciation), before income taxes	24,247,380	(41,581,120)	10,561,888
Deferred tax benefit (expense)	(3,070,361)	11,985,592	(4,013,518)
Net unrealized appreciation (depreciation) of investments	21,177,019	(29,595,528)	6,548,370
Net Realized and Unrealized Gain (Loss) on Investments	771,143	(23,391,740)	6,709,750

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations	$10,994	$(24,370,233)	$5,143,976

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$0.00 (1)	$(2.74)	$0.66

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	8,997,145	8,887,085	7,751,591

(1) Less than $0.01 per share.